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                                                                EXHIBIT 9

                            [Provident Mutual Logo]
                                PROVIDENT MUTUAL
                  1050 Westlakes Drive, Berwyn, PA 19312-2419
                   P.O. Box 1717, Valley Forge, PA 19482-1717
              (610) 407-1239, (800) 523-4681, FAX: (610) 407-1379

                                 M. DIANE KOKEN
                        Vice President & General Counsel

                                                                April 28, 1997

Provident Mutual Life Insurance Company
1050 Westlakes Drive
Berwyn, PA 19312

Gentlemen:

I hereby consent to the use of my name in the Prospectus under the heading "Legal Matters" filed as part of the Post-Effective Amendment No. 4 on Form N-4 (File No. 33-70926) for the Providentmutual Variable Annuity Separate Account.

                                        Very truly yours,


                                        /s/
                                        M. Diane Koken
                                        Vice President, General Counsel
                                        & Secretary

MDK/ja


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